UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2007

WOLVERINE TUBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000 Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 353-1310

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth under Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2007, Wolverine Tube, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Harold M. Karp pursuant to which Mr. Karp will continue to serve as the Company’s President and Chief Operating Officer.

Under the Agreement, the Company will pay Mr. Karp a base salary at an annual rate of no less than $325,000 for the 2007 calendar year, $335,000 for the 2008 calendar year and $350,000 for the 2009 calendar year and thereafter (or such higher annualized rate as may be determined by the Company’s Board of Directors or its authorized committee). Mr. Karp will also be eligible to receive an annual cash bonus, with a target of 60% of his applicable annual base salary, based upon achievement of certain operating and financial performance measures in accordance with the Company’s annual incentive program. Mr. Karp will be entitled to participate in welfare and retirement benefit programs generally available to other peer executives of the Company, and will be provided certain fringe benefits, including four weeks’ paid vacation, a $1,000 monthly cash car allowance, tax and financial planning services, a tax preparation allowance, life, disability and long-term care insurance and a corporate country club membership. The Company also will provide full relocation benefits and expense reimbursement in order to transfer Mr. Karp to Huntsville, Alabama in accordance with policies and practices applicable generally to other peer executives of the Company, which benefits will be available to Mr. Karp in the event of any subsequent required relocation. The Agreement confirms that, as an additional component of his compensation, Mr. Karp was previously awarded an option to purchase 700,000 shares of Company common stock under the Company’s 2007 Nonqualified Stock Option Plan.

Mr. Karp’s term of employment under the Agreement commenced on February 16, 2007 and will continue until terminated by either Mr. Karp or the Company as provided in the Agreement. The Company may terminate Mr. Karp’s employment immediately for Cause, and Mr. Karp may terminate his employment without Good Reason (as such capitalized terms are defined in the Agreement) upon 90 days’ advance written notice. In either such event, Mr. Karp will be entitled to receive payment of any accrued base salary and employee benefits (together, the “Accrued Obligations”) as well as any severance benefits provided under the Company’s general procedures and practices. The Company also may terminate Mr. Karp’s employment without Cause upon 120 days’ advance written notice, upon which termination Mr. Karp will be entitled to receive the Accrued Obligations, a lump sum cash severance payment equal to his then-current base salary plus his annual bonus paid or payable for the calendar year preceding the year of termination (but in no event less than 60% of his then-current base salary), and two years of health insurance benefits, and all unvested stock options then held by Mr. Karp will become vested to the next succeeding vest date set forth in the documents governing each such option. Mr. Karp may terminate his employment for Good Reason (which may only occur following a Change in Control, as defined in the Agreement) upon 90 days’ advance written notice. Upon such termination, Mr. Karp will be entitled to receive the Accrued Obligations, a lump sum cash severance payment equal to two times his then-current base salary or the base salary in effect immediately prior to the Change in Control (if greater) plus two times his annual bonus paid or payable for the calendar year preceding the year of the Change in Control (but in no event less than 60% of his then-current base salary), and two years of health insurance benefits, and all unvested stock options then held by Mr. Karp will become immediately vested and exercisable. In addition, the Company may terminate Mr. Karp’s employment upon death or upon disability under certain circumstances, upon which event Mr. Karp will be entitled to receive any severance benefits provided under the Company’s general procedures and practices and the Accrued Obligations. The Company’s obligation to make any payment to Mr. Karp upon a termination without Cause or for Good Reason is contingent upon the effectiveness of Mr. Karp’s execution of a waiver and release of claims. In either such event, Mr. Karp will be entitled to receive only the payments and benefits described in the Agreement, and no other severance benefits under any program maintained by the Company or its affiliates.

Under the Agreement, Mr. Karp is subject to a standard ongoing confidentiality obligation, as well as non-solicitation and non-competition restrictions during his employment and for one year thereafter. In consideration of these restrictions, in the event that Mr. Karp’s employment is terminated by the Company without Cause or by Mr. Karp for Good Reason, the Company will pay Mr. Karp an additional non-compete and non-solicitation fee equal to one year’s base salary and annual bonus, as determined and payable in accordance with the applicable provisions described above.

Mr. Karp’s benefits under the Agreement are subject to reduction in connection with certain golden parachute excise tax provisions of Sections 280G and 4999 of the Internal Revenue Code (the “Code”) and may be delayed in compliance with Section 409A of the Code.

The foregoing description of the Agreement is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Company’s 2007 Annual Meeting of Stockholders held on May 24, 2007 (the “2007 Annual Meeting”), the Company’s stockholders approved amendments (the “Amendments”) to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.01 per share, from 40,000,000 to 180,000,000, and to declassify the Board of Directors from a staggered, three-class structure (with one-third of the directors elected annually to serve a three-year term), such that all directors are elected annually beginning with the 2007 Annual Meeting. On May 30, 2007, the Company filed a Certificate of Amendment of the Company’s Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware with respect to such Amendments, which Certificate of Amendment became effective as of such date. The foregoing description of the Amendments is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

In addition, as described in the Company’s definitive proxy statement for the 2007 Annual Meeting filed with the Securities and Exchange Commission on April 30, 2007, the Board of Directors of the Company waived the application of Section 10(c) of the Company’s By-Laws, effective immediately prior to the 2007 Annual Meeting, in order to permit John L. Duncan to stand for reelection as a director at the 2007 Annual Meeting. Section 10(c) of the By-Laws prohibits any person or current director who attains the age of 70 from standing for either election or reelection as a director. The application of Section 10(c) of the By-Laws was only waived to the extent necessary to effect this limited purpose and otherwise remains in full force and effect. The foregoing description is qualified in its entirety by reference to the complete text of the Secretary’s Certificate regarding such waiver, a copy of which is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Wolverine Tube, Inc., filed on May 30, 2007.

3.2	Secretary’s Certificate, dated May 30, 2007, attached to a complete copy of the Wolverine Tube, Inc. By-Laws, as amended May 22, 1997.

10.1	Employment Agreement, dated as of May 24, 2007, by and between Harold M. Karp and Wolverine Tube, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: May 31, 2007

WOLVERINE TUBE, INC.

By:	/s/ JAMES E. DEASON
James E. Deason
Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Wolverine Tube, Inc., filed on May 30, 2007.

3.2	Secretary’s Certificate, dated May 30, 2007, attached to a complete copy of the Wolverine Tube, Inc. By-Laws, as amended May 22, 1997.

10.1	Employment Agreement, dated as of May 24, 2007, by and between Harold M. Karp and Wolverine Tube, Inc.